                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Section 240.14a-11(c) or Section
      240.14a-12

                              BELCO OIL & GAS CORP.
                (Name of Registrant as Specified in Its Charter)

            ---------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     ---------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0- 11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------------------

     (5) Total fee paid:

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[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)  Amount Previously Paid: -----------------------------------------

          2)  Form, Schedule or Registration Statement No.: -------------------

          3)  Filing Party: ---------------------------------------------------

          4)  Date Filed: -----------------------------------------------------

                          [BELCO OIL & GAS CORP. LOGO]





                              BELCO OIL & GAS CORP.
                          767 FIFTH AVENUE, 46TH FLOOR
                            NEW YORK, NEW YORK 10153
                                 (212) 644-2200



April 7, 2000




Dear Shareholders:

         On behalf of your Board of Directors and management, I cordially invite you to attend the 2000 Annual Meeting of Shareholders of Belco Oil & Gas Corp. to be held on Tuesday, May 16, 2000, at 11:00 a.m. New York time, at 522 Fifth Avenue (at 44th Street), 7th Floor, Rooms LPR 1 & 2, New York, New York.

         The principal items of business will be the election of seven directors, the approval of an amendment to the Belco Oil & Gas Corp. 1996 Stock Incentive Plan and the ratification of Arthur Andersen LLP as independent accountants.

         Information about the nominees, as well as other important information, is set forth in the accompanying Notice of Annual Meeting and Proxy Statement, which you are urged to read.

         It is important that your shares be represented at the meeting whether or not you plan to attend and regardless of the number of shares you own. Accordingly, please sign, date and mail promptly the enclosed proxy in the return envelope.

         Thank you for your continued support.

                                                     Sincerely,



                                                     ROBERT A. BELFER
                                                     Chairman of the Board and
                                                     Chief Executive Officer

                          [BELCO OIL & GAS CORP. LOGO]





                              BELCO OIL & GAS CORP.
                          767 FIFTH AVENUE, 46TH FLOOR
                            NEW YORK, NEW YORK 10153
                                 (212) 644-2200

                  NOTICE OF 2000 ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON TUESDAY, MAY 16, 2000

TO OUR SHAREHOLDERS:

         The 2000 Annual Meeting of Shareholders (the "Annual Meeting") of Belco Oil & Gas Corp., a Nevada corporation (the "Company"), will be held on Tuesday, May 16, 2000, at 11:00 a.m., New York time, at 522 Fifth Avenue (at 44th Street), 7th Floor, Rooms LPR 1 & 2, New York, New York, for the following purposes:

1. To elect seven directors of the Company to hold office until the next annual meeting of shareholders and until their respective successors are duly elected and qualified;

2.       To approve an amendment to the Belco Oil & Gas Corp. 1996 Stock
         Incentive Plan;

3. To ratify the Board of Directors' appointment of Arthur Andersen LLP, independent public accountants, as the Company's auditors for the year ending December 31, 2000; and

4. To transact such other business as may properly be brought before the meeting or any adjournment(s) or postponement(s) thereof.

         Holders of record of Belco Oil & Gas Corp. Common Stock at the close of business on March 27, 2000, will be entitled to notice of and to vote at the meeting or any adjournment(s) or postponement(s) thereof.

         You are cordially invited to attend the Annual Meeting. Shareholders who do not expect to attend the Annual Meeting are requested to sign and return the enclosed Proxy, for which a postage-paid, return envelope is enclosed. The Proxy must be signed and returned in order to be counted.

                                            By Order of the Board of Directors,


                                            DOMINICK J. GOLIO
                                            Secretary

New York, New York
April 7, 2000

                          [BELCO OIL & GAS CORP. LOGO]





                              BELCO OIL & GAS CORP.

                          -----------------------------
                                 PROXY STATEMENT
                          -----------------------------

                       2000 ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 16, 2000

                               GENERAL INFORMATION

         The enclosed proxy (the "Proxy") is solicited by and on behalf of the Board of Directors of Belco Oil & Gas Corp., a Nevada corporation (the "Company" or "Belco"), to be used at the 2000 Annual Meeting of Shareholders (the "Annual Meeting") to be held on Tuesday, May 16, 2000, at 11:00 a.m. New York time, at 522 Fifth Avenue (at 44th Street), 7th Floor, Rooms LPR 1 & 2, New York, New York, or at any adjournment(s) or postponement(s) thereof. The mailing address of the principal executive offices of the Company is 767 Fifth Avenue, 46th Floor, New York, New York 10153.

         This Proxy Statement and the related Proxy are first being mailed or given to the shareholders of the Company on or about April 14, 2000.

         The enclosed Proxy, even though executed and returned, may be revoked at any time prior to the voting of the Proxy (a) by execution and submission of a revised Proxy, (b) by written notice to the Secretary of the Company or (c) by voting in person at the Annual Meeting. In the absence of such revocation, the shares represented by the Proxies will be voted at the Annual Meeting in accordance with the instructions specified thereon.

         The Company's Secretary will appoint inspectors of election to tabulate all votes and to certify the results of all matters voted upon at the Annual Meeting.

         The Board of Directors has established March 27, 2000 as the record date (the "Record Date") to determine shareholders entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, 31,076,800 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), were outstanding. Holders of record at the close of business on the Record Date of the Common Stock will be entitled to one vote per share on all maters submitted to the Annual Meeting. Holders of record at the close of business on the Record Date of Belco's 6-1/2% Convertible Preferred Stock, par value $0.01 per share (the "Preferred Stock"), have no voting rights with respect to matters to be voted on at the Annual Meeting. The holders of a majority of the outstanding shares of Common Stock, present in person or by Proxy, will constitute a quorum for the transaction of business at the Annual Meeting.
There are no other voting securities outstanding.

         A record holder of shares who completes and properly signs the accompanying proxy card and returns it to the Company will have their shares voted as directed on the proxy card. If a shareholder attends the Annual Meeting, that shareholder may vote his or her shares by proxy by delivering a completed proxy card in person or the shareholder may vote their shares by completing a ballot at the Annual Meeting. The Company will have ballots available at the Annual Meeting for shareholders who choose to vote their shares in person.

         Many shareholders hold their shares of Common Stock in "street name," which means that the shares are registered in their brokers', banks' or other nominee holders' names rather than in the shareholders' own names. The street name holder should provide to those shareholders, along with these proxy solicitation materials that the Company has provided to the street name holder, the street name holder's own request for voting instructions. By completing the voting instruction card, the shareholder may direct their street name holder how to vote the shareholder's shares. Alternatively, if a shareholder wants to vote their street name shares at the Annual Meeting, the shareholder must contact their broker directly in order to obtain a proxy issued to the shareholder by their nominee holder. A broker letter that identifies the shareholder as a shareholder is not the same as a broker-issued proxy. If the shareholder fails to bring a nominee-issued proxy to the Annual Meeting, the shareholder will not be able to vote their nominee-held shares at the Annual Meeting.

         If a shareholder holds shares in street name through a broker or other nominee, the broker or nominee will not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if a shareholder does not give a broker or nominee specific instructions, the shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum present at the Annual Meeting.

         The Company's Annual Report to Shareholders for the year ended December 31, 1999, including the Company's Annual Report on Form 10-K and financial statements, is being mailed herewith to all shareholders entitled to vote at the Annual Meeting. The Annual Report does not constitute a part of the proxy soliciting material.

         The cost of any solicitation of Proxies will be borne by the Company. In addition to solicitation by use of the mails, certain officers and regular employees of the Company may solicit the return of Proxies by telephone, telegraph or personal interview. The Company will request banks and brokers or other similar agents or fiduciaries to transmit the proxy materials to the beneficial owners for their voting instructions and will reimburse them for their reasonable expenses in doing so.


                                   PROPOSAL I
                              ELECTION OF DIRECTORS

         At the Annual Meeting, seven directors are to be elected to hold office until the next succeeding annual meeting of the shareholders and until their respective successors have been elected and qualified. All of the nominees are currently directors of the Company. There are currently eight directors on the Board of Directors.
                                        2

However, Ms. Georgiana Sheldon-Sharp has informed the Board that she will not stand for re-election at the Annual Meeting. Accordingly, the Board has authorized a reduction in the size of the entire Board to seven, effective upon the Annual Meeting.

         Proxies cannot be voted for a greater number of persons than the number of nominees named. Directors are elected upon receiving a plurality of votes cast in their favor from holders of the Common Stock, present or represented by Proxy, at the Annual Meeting. Under Nevada law, for the purposes of determining a plurality of votes cast for the election of directors, an abstention is not a "vote cast" for or against the election of a director and will have no effect on the outcome of the election. A broker non-vote will be counted for the purposes of determining the presence of a quorum but a broker non-vote will not be treated as a "vote cast" for determining the election of a director. Shareholders may not cumulate their votes in the election of directors.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS.

         Unless otherwise instructed or unless authority to vote is withheld, the enclosed Proxy will be voted for the election of the nominees listed below. Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed Proxy will vote for the election of such other person(s) as may be nominated by the Board of Directors. The following information regarding the nominees, their principal occupations, employment history and directorships in certain companies is as reported by the respective nominees.

GRAHAM ALLISON, 60
DIRECTOR SINCE 1996

Dr. Allison is the Douglas Dillon Professor of Government and Director of the Belfer Center for Science and International Affairs at the Kennedy School, Harvard University. From 1977 to 1989, Dr. Allison was Dean of Harvard's John F. Kennedy School of Government. From January 1993 until March 1994, he served as Assistant Secretary of Defense for Policy and Plans. He has also previously served as special advisor to the Secretary of Defense, a member of the Secretary of Defense policy board, vice chairman of the committee on strategy, director of the Council on Foreign Relations and consultant to various departments of government. He also formerly served as a director of the Getty Oil Company. He is currently a director of New England Securities and the Taubman Company.

DANIEL C. ARNOLD, 70
DIRECTOR SINCE 1996

Mr. Arnold practiced law with the firm of Vinson & Elkins, L.L.P. in Houston, Texas from 1953 until 1983. From January 1983 through April 1988, Mr. Arnold served as Director, and as President and later Chairman of First City Bancorporation of Texas, Inc. Mr. Arnold held a number of positions, including serving as Chairman of the Board and Chief Executive Officer of Farm & Home Financial Corporation and its wholly owned subsidiary, Farm and Home Savings Association from February 1989 to April 1991. Currently, Mr. Arnold serves as Chairman of the Board of Trustees of Baylor College of Medicine and is a Director of the Parkway Properties, Inc. and U.S. Physical Therapy, Inc., and is engaged primarily in managing personal investments.

ROBERT A. BELFER, 65
DIRECTOR SINCE 1996

Since March 1996 Mr. Belfer has been Chairman of the Board and Chief Executive Officer of the Company. From March 1996 to April 1, 1997, Mr. Belfer was also President of the Company. Mr. Belfer began his career at Belco Petroleum Corporation ("BPC"), a company unrelated to Belco, in 1958 and became Executive Vice President in 1964, President in 1965 and Chairman of the Board in 1984. BPC was an independent oil and gas producer in the United States and abroad, which went public in 1959. It was one of the larger independent oil and gas companies in the United States and was included in Fortune's listing of the 500 largest industrial companies in the United States prior to merging with InterNorth, Inc. (now Enron Corp.) in 1983. Following the merger, Mr. Belfer became Chief Operating Officer of BelNorth Petroleum Corp., a combination of oil and gas producing operations of BPC and InterNorth. He resigned from his position with InterNorth in 1986 and pursued personal investments. In April 1992, Mr. Belfer founded the Company. In addition to his position at the Company, Mr. Belfer serves on the board of Enron Corp. Mr. Belfer received his undergraduate degree from Columbia College (A.B. 1955) and a law degree from the Harvard Law School (J.D. 1958).

LAURENCE D. BELFER, 33
DIRECTOR SINCE 1996

Mr. Belfer is Vice Chairman and Chief Operating Officer of Belco. Mr. Belfer joined the Company as Vice President in September 1992. He was promoted to Executive Vice President in May 1995 and Chief Operating Officer in December 1995. He served as President from April 1997 through February 1999 when he was named Vice Chairman. He is a founder and Chairman of Harvest Management, a money management firm. Mr. Belfer graduated from Harvard University (B.A. 1988) and from Columbia Law School (J.D. 1992).

ALAN D. BERLIN, 60
DIRECTOR SINCE 1996

Mr. Berlin is a partner in the law firm of Aitken Irvin Lewin Berlin Vrooman & Cohn, LLP, where he specializes in international energy matters, taxation and corporate law. For over five years prior to joining the firm in 1995, he was engaged in the private practice of law. Mr. Berlin was previously a special consultant to the United Nations Department of Technical Cooperation for Development and the Center for Transnational Corporations (1989-1994). Mr. Berlin has been appointed an Honorary Associate of the Centre for Petroleum and Mineral Law and Policy at the University of Dundee, Scotland, and is a member of the Association of International Petroleum Negotiators. Mr. Berlin was employed in various positions with BPC from 1977 to 1985 with his last position being President of BPC Peru. Mr. Berlin also serves as Secretary of Chaparral Resources, Inc. and Secretary of Anglo-African Energy, Inc.

GRANT W. HENDERSON, 41
DIRECTOR SINCE 1999

Mr. Henderson is President of the Company. He was named President effective March 1, 1999 and prior to his promotion he served as Senior Vice President-Corporate Development. Mr. Henderson was formerly President and Chief Financial Officer of Coda Energy, Inc. ("Coda") and joined Coda in October 1993 as Executive Vice President and Chief Financial Officer. He was elected a director of Coda in 1995 and became President of Coda in February 1996. Mr. Henderson was previously employed by NationsBank (now Bank of America N.A.), beginning 1981, last serving as Senior Vice President in its Energy Banking Group. Mr. Henderson is a graduate of Texas Tech University where he received a B.B.A. degree with a major in finance.

JACK SALTZ, 68
DIRECTOR SINCE 1996

Mr. Saltz is a private investor in oil and gas, real estate development and other industries. He is President of OTS Corp., a real estate management company. He is also President of Highpro Corp., a firm that invests in oil and gas exploration projects. Mr. Saltz was a major stockholder of BPC and served BPC in many capacities including Director and Senior Vice President.

         Laurence D. Belfer is the son of Robert A. Belfer. Jack Saltz is the brother-in-law of Robert A. Belfer and the uncle of Laurence D. Belfer.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

         The Board of Directors held four regularly scheduled meetings and no special meetings during the Company's fiscal year ended December 31, 1999. The Board of Directors also acted by Unanimous Written Consent four times during 1999. The Board of Directors has standing audit, compensation, executive and stock option committees.

         AUDIT COMMITTEE. The Audit Committee, which currently consists of Graham Allison, Daniel C. Arnold and Georgiana Sheldon-Sharp, is responsible for recommending to the Board of Directors each year the engagement of a firm of independent auditors to review the Company's accounting and internal control systems and principal accounting policies and procedures and overseeing the entire independent audit function. The Audit Committee met one time during the fiscal year ended December 31, 1999.

         COMPENSATION COMMITTEE. The Compensation Committee, which currently consists of Robert A. Belfer, Alan D. Berlin and Jack Saltz, is responsible for determining the salaries of the officers of the Company. The Compensation Committee met two times during the fiscal year ended December 31, 1999.

         EXECUTIVE COMMITTEE. The Executive Committee, which currently consists of Robert A. Belfer, Laurence D. Belfer, Jack Saltz and Grant W. Henderson, is responsible for aiding and assisting the Company's management in the day-to-day operation of the Company. The Executive Committee acted by unanimous written consent one time in 1999.

         During the year ended December 31, 1999, each Director attended at least 75% of the total number of meetings of the Board and the committees on which the Director served.

                                   PROPOSAL II
             APPROVAL OF AMENDMENT TO THE 1996 STOCK INCENTIVE PLAN

         In 1996, the Company adopted the Belco Oil & Gas Corp. 1996 Stock Incentive Plan (the "Stock Incentive Plan") for its employees. On March 28, 2000, the Board of Directors approved, subject to approval by the shareholders, an amendment to the Stock Incentive Plan which would, if adopted, increase the number of shares of Common Stock authorized under the Stock Incentive Plan from 2,250,000 to 3,250,000.

         Approval of the amendment will require the affirmative vote of a majority of the shares of Common Stock, present or represented by Proxy, at the Annual Meeting. For this purpose, abstentions will be counted as votes against the proposal. Broker non-votes will be counted for the purposes of determining the presence of a quorum but a broker non-vote will not be treated as voting on the proposal. The person named on the accompanying proxy will vote in accordance with the choice specified thereon, or, if no choice is properly indicated, in favor of the approval of the amendment to the Stock Incentive Plan.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THIS AMENDMENT.

         As of March 1, 2000, there were 112 persons who participated in the Stock Incentive Plan, including five executive officers (two of whom are also directors of the Company). An aggregate of 1,768,250 options to purchase the Company's Common Stock and 302,700 restricted share awards have been granted under the Stock Incentive Plan as of March 1, 2000, including 890,000 options and 249,000 restricted share awards granted to the executive officers as a group. These awards leave approximately 179,050 shares for awards to be granted in the future.

         The Board of Directors believes that the proposed increase is necessary to maintain adequate flexibility in the use of the Stock Incentive Plan to attract and maintain qualified executive officers and employees. In particular, since the Stock Incentive Plan's adoption in 1996, the Company has substantially increased its number of employees.

         A summary of the principal provisions of the Stock Incentive Plan, as amended, is set forth below. The statements herein concerning the terms and provisions of the proposed amendments are summaries only and are qualified in their entirety by reference to the text of the Stock Incentive Plan, a copy of which has been heretofore filed by the Company with the Securities and Exchange Commission.

         Purpose and Eligibility. The purpose of the Stock Incentive Plan is to provide a means through which the Company and its subsidiaries may attract able persons to enter the employ of the Company and to provide a means whereby those employees upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions to the welfare of the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and their desire to remain in its employ. A further purpose of the Plan is to provide such employees with additional incentive and reward opportunities designed to enhance the profitable growth of the Company.

         Employees of the Company eligible for awards under the Stock Incentive Plan are executive officers, other officers and all employees (including employees who are Directors) selected by the Stock Option Committee (defined below).

         Term. The Stock Incentive Plan became effective as of February 5, 1996 and terminates on February 4, 2006, unless sooner terminated by the Board of Directors. The rights of award recipients that are outstanding at the time of termination of the Stock Incentive Plan will not be affected solely by the reason of termination and will continue in accordance with the terms of the award as then in effect or thereafter amended.

         Grant of Awards. Subject to the provisions of the Stock Incentive Plan, the Stock Option Committee of the Board of Directors (the "Stock Option Committee") may grant stock options, stock appreciation rights and restricted shares, granted singly or in combination. The Stock Option Committee retains substantial discretion to determine within the terms of the Stock Incentive Plan the number of shares covered by each such award and establish the terms and conditions thereof, including, without limitation, exercise price and restrictions on exercisablility of the award.

         It is not possible to identify or state the number of individuals that will receive grants under the Stock Incentive Plan in the future, nor the amount of awards that will be issued thereunder. The following table provides information with respect to options and shares of restricted stock granted to the executive officers under the Stock Incentive Plan through March 1, 2000.

                                                                                  NUMBER OF
                                                            NUMBER OF             SHARES OF
                                                             OPTIONS          RESTRICTED STOCK
NAME AND POSITION                                            GRANTED               GRANTED
-----------------                                            -------               -------
ROBERT A. BELFER                                                   0                   0
   Chairman of the Board, Chief Executive
   Officer
LAURENCE D. BELFER                                           220,000              20,000
   Vice Chairman of the Board, Chief
   Operating Officer
GRANT W. HENDERSON                                           270,000             130,000
   President and Director
DOMINICK J. GOLIO                                            140,000              55,000
   Senior Vice President - Finance; Chief
   Financial Officer; Treasurer and Secretary
SHIV K. SHARMA                                                75,000              15,000
   Senior Vice President - Engineering
STEVE MUELLER                                                185,000              29,000
   Senior Vice President - Exploration and
   Production
ALL EXECUTIVE OFFICERS AS A GROUP (6 persons)                890,000             249,000
ALL OTHER EMPLOYEES AS A GROUP (107 persons)                 878,250              53,700

         Award Agreements. Awards granted under the Stock Incentive Plan are required to be evidenced by a written agreement in a form approved by the Stock Option Committee. Each such award is subject to the terms and conditions set forth in the individual award agreements and the Stock Incentive Plan.

         Administration and Amendment. The Stock Incentive Plan is administered by the Stock Option Committee which is comprised of Messrs. Alan D. Berlin and Jack Saltz. The Stock Incentive Plan or any part thereof may be altered or amended at any time by an affirmative vote of the Board of Directors; provided that no change in any award theretofore granted may be made which would impair the rights of the holder without the consent of the holder, and provided further, that the Board may not, without approval of the shareholders, amend the Stock Incentive Plan to: (i) increase the maximum number of shares of Common Stock which may be issued pursuant to any awards (with some limited exceptions),
(ii) change the minimum exercise price of the options, (iii) change the class of employees eligible to receive awards or materially increase the benefits accruing to employees under the Stock Incentive Plan, (iv) extend the maximum period during which awards may be granted, (v) modify materially the requirements as to eligibility for participation in the Stock Incentive Plan, or
(vi) decrease certain authority granted to the Stock Option Committee.

         Restrictions on Transferability. Stock Incentive Plan awards are generally not transferable otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order.

         Option Price. In the case of an award of an Incentive Stock Option (as defined in Section 422 of the Internal Revenue Code of 1986, as amended) (the "Code")), the exercise price shall not be less than 100% (110% in the case of a "Ten-Percent Stockholder", as defined in the Stock Incentive Plan) of the fair market value of one share of Common Stock of the Company on the date of the option award. The exercise price of other stock option awards shall also not be less than 100% of the fair market value of one share of Common Stock on the date of the award. As of March 1, 2000, the exercise price of options granted under the Stock Incentive Plan range from $4.875 to $22.1375. On March 27, 2000, the closing price of the Company's Common Stock on the New York Stock Exchange was $10.50.

         Exercise of Options. In the event of an option award, the Stock Option Committee will fix the period during which the option may be exercised, which may not exceed ten years (five years for a "Ten Percent Stockholder") from the date of the grant. An option or portion thereof may be exercised by transmitting to the Company an irrevocable notice of exercise to the Company. The purchase price of the option or portion thereof must be paid in full in the manner prescribed by the Stock Option Committee. The purchase price of the shares of Common Stock acquired pursuant to the exercise of an option granted under the Stock Incentive Plan is payable in cash and/or such other form of payment as may be permitted under the option agreement, including, without limitation, previously owned shares of Common Stock of the Company or through a "cashless" exercise.

         Restricted Share Awards. The Stock Incentive Plan authorizes the Stock Option Committee to grant restricted share awards which allow the recipient to receive a specified number of shares of Common Stock, subject to the various terms, conditions and restrictions that the Stock Option Committee may approve from time to time. These restrictions include limitations on the right to transfer or encumber the restricted shares until the expiration of the restricted period of time and forfeiture of the restricted shares upon the occurrence of certain events such as termination of the recipient's employment prior to the expiration of a specified period of time. The length of the restricted period is determined by the Stock Option Committee. The restricted shares are awarded for no additional consideration or additional consideration as determined by the Stock Option Committee. At the time of the award, the recipient becomes the record and beneficial owner of the shares of

Common Stock underlying the award, but the shares are held in trust or in escrow by the Company until all restrictions on transferability have been satisfied. During the restriction period, the recipient of such award is entitled to vote such shares and to receive any dividends paid thereon.

         Stock Appreciation Rights. The Stock Option Committee may, at the time of an option award, grant stock appreciation rights ("SAR") with respect to such option. When this is done, the option agreement will provide for the surrender of the right to purchase shares of Common Stock under the option in return for payment of an amount equal to the appreciation, if any, of the fair market value per share of Common Stock on the date of exercise over the exercise price of the underlying option. This appreciation is paid as directed by the Stock Option Committee in cash, shares of Common Stock, or a combination of both.

         Termination of Employment; Change of Control. When a Stock Incentive Plan participant is terminated from their position with the Company, any unexercised, deferred or unpaid awards will be treated as provided in the specific agreement evidencing the award. In the event of a Corporate Change (as defined in the Stock Inventive Plan), the Stock Option Committee, acting in its sole discretion without the consent or approval of any holder, will effect one or more of the following alternatives, which may vary among individual holders and which may vary among options held by an individual holder: (1) accelerate the time of which options then outstanding may be exercised, (2) require the mandatory surrender to the Company by selected holders of some or all of the outstanding options held by such holders (irrespective of whether such options are then exercisable) as of a date, before or after such Corporate Change, specified by the Stock Option Committee, in which event the Committee shall thereupon cancel such options and pay to each holder the Change of Control Value (defined below), (3) make such adjustments to options then outstanding as the Stock Option Committee deems appropriate to reflect such Corporate Change (provided, however, that the Stock Option Committee may determine in its sole discretion that no adjustment is necessary to options then outstanding), or (4) provide that the number and class of shares of Common Stock covered by an option theretofore granted shall be adjusted so that such option shall thereafter cover the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the holder would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets and dissolution, the holder had been the holder of record of the number of shares of Common Stock then covered by such option.

         The "Change of Control Value" shall equal the amount determined in clause (i), (ii) or (iii), whichever is applicable, less the applicable exercise price, as follows: (i) the per share price offered to shareholders of the Company in any such merger, consolidation, sale of assets or dissolution transaction, (ii) the price per share offered to shareholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place, or
(iii) if such Corporate Change occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which such options being surrendered are exercisable, as determined by the Stock Option Committee as of the date determined by the Stock Option Committee to be the date of cancellation and surrender of such options.

         With respect to any restricted stock awards outstanding at the time a Corporate Change occurs, the Stock Option Committee may, in its discretion (which may vary from holder to holder or from award to award of the same holder) and as of a date determined by the Stock Option Committee, fully vest any or all Common Stock awarded to the holder pursuant to such restricted stock award and then outstanding and, upon such vesting, all restrictions applicable to such restricted stock award shall terminate as of such date.

         Certain U.S. Federal Tax Consequences. The following is a summary of the general rules of present U.S. federal income tax law relating to the tax treatment of awards issued under the Stock Incentive Plan. The discussion is general in nature and does not take into account a number of considerations that may apply based on the circumstances of a particular participant under the Stock Incentive Plan, including the possibility that a participant may not be subject to U.S. federal income taxation.

         Withholding. Withholding of federal taxes at applicable rates may be required in connection with any ordinary income realized by grantees by reason of awards granted under the Stock Incentive Plan. Grantees must pay such taxes before the receipt of any certificates issued pursuant to an award.

         Non-Qualified Stock Options. The granting of a non-qualified stock option will not result in federal income tax consequences to either the Company or the optionee. Upon exercise of a non-qualified stock option, the optionee will recognize ordinary income in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price, and the Company will be entitled to a corresponding deduction, subject to
Section 162(m) of the Code. Any appreciation (or depreciation) after the date of exercise will be treated as either short-term or long term capital gain or loss, depending upon the length of time that the optionee has held the shares.

         Incentive Stock Options. In general, no income will be recognized by an optionee and no deduction will be allowed to the Company at the time of the grant or exercise of an incentive stock option under the Stock Incentive Plan. When the stock received upon the exercise of the option is sold, provided that the stock is held for more than two years from the date of the grant of the option and more than one year from the date of exercise, the optionee will recognize long-term capital gain or loss equal to the difference between the amount realized and the exercise price of the option related to such stock. If these holding period requirements under the Code are not satisfied, the sale of stock received upon exercise of an incentive stock option is treated as a "disqualifying disposition", and the optionee must notify the Company in writing of the date and terms of the disqualifying disposition.

         In general, the optionee will recognize at the time of a disqualifying disposition ordinary income in an amount equal to the amount by which the lesser of (i) the fair market value of the shares of Common Stock on the date the incentive stock option is exercised or (ii) the amount realized on such disqualifying disposition, exceeds the exercise price. The optionee will also recognize capital gain to the extent of any excess of the amount realized on such disqualifying disposition over the fair market value of the shares of Common Stock on the date the incentive stock option is exercised (or capital loss to the extent of any excess of the exercise price over the amount realized on disposition). Any capital gain or loss recognized by the optionee will be long-term or short-term depending on the holding period of the stock sold. The Company may claim a deduction, subject to Section 162(m) of the Code, at the time of the disqualifying disposition equal to the amount of ordinary income recognized by the optionee.

         Although the optionee will not realize ordinary income upon the exercise of an incentive stock option, the excess of the fair market value of the shares acquired at the time of exercise over the option price is included in "alternative minimum taxable income" for purposes of calculating the optionee's alternative minimum tax, if any, pursuant to Section 55 of the Code.

         Restricted Share Awards. A participant receiving restricted shares generally will recognize ordinary income in the amount of the fair market value of the restricted shares at the time the shares become transferable or are no longer subject to forfeiture, less any consideration paid for the shares. The Corporation will be entitled to a deduction, subject to Section 162(m) of the Code, at the same time and in the same amount. The holding period to determine whether the participant has long-term or short-term capital gain or loss on a subsequent sale generally begins when the shares becomes transferable or are no longer subject to forfeiture, and the participant's tax basis for such shares will generally equal the fair market value of such shares on such date.

         However, a participant may elect, under Section 83(b) of the Code, within 30 days of the grant date of the shares, to recognize taxable ordinary income on the date of grant equal to the excess of the fair market value of the number of restricted shares (determined without regard to the restrictions) on the date of grant over the purchase price of the restricted shares. By reason of such an election, the participant's holding period will commence on the date of grant and the participant's tax basis will be equal to the fair market value of the shares on that date (determined without regard to restrictions). Likewise, subject to certain reporting requirements, the Company generally will be entitled to a corresponding deduction equal to the amount included in income as compensation income by the participant. If shares are forfeited after such an election, the participant will be entitled to a deduction or loss in an amount equal to the excess of the purchase price of the forfeited shares over the amount realized upon forfeiture.

         Other Tax Consequences. If unmatured installments of awards are accelerated as a result of a change of control, any amounts received from the exercise of a stock option may be included in determining whether an optionee has received an "excess parachute payment" under Section 280G of the Code, which could result in a 20% federal excise tax (in addition to federal income tax) payable by the optionee on the cash resulting from such exercise and (ii) the loss by the Company of a compensation deduction.


                                  PROPOSAL III
                     RATIFICATION OF APPOINTMENT OF AUDITORS

         Pursuant to the recommendation of the Audit Committee, the Board of Directors appointed Arthur Andersen LLP, independent public accountants, to audit the consolidated financial statements of the Company for the year ending December 31, 2000. The Company is advised that no member of Arthur Andersen LLP has any direct or material indirect financial interest in the Company or, during the past three years, has had any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

         Ratification of this appointment shall be effective upon receiving the affirmative vote of the holders of a majority of the Common Stock present or represented by Proxy and entitled to vote at the Annual Meeting. Under Nevada law, an abstention would have the same effect as a vote against this proposal, but a broker non-vote would not be counted for purposes of determining whether a majority has been achieved.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" RATIFICATION OF THIS APPOINTMENT.

         In the event the appointment is not ratified, the Board of Directors will consider the appointment of other independent auditors. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting, will be offered the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions.

                        SECURITY OWNERSHIP OF MANAGEMENT
                          AND CERTAIN BENEFICIAL OWNERS

         The table below sets forth as of the Record Date (i) the name and address of each person known by management to own beneficially more than 5% of the Company's outstanding Common Stock, the number of shares beneficially owned by each such shareholder and the percentage of outstanding shares of the class owned and (ii) the number and percentage of outstanding shares of Common Stock and Preferred Stock beneficially owned by each of the Company's director nominees and named executive officers listed in the Summary Compensation Table below and by all directors and executive officers of the Company as a group. Unless otherwise noted, the persons named below have sole voting and investment power with respect to such shares.

         The Company knows of no one who beneficially owns in excess of five percent of a class of the Company's capital stock except as set forth in the table below.

                                                                     Amount and Nature of
Title of Class           Name and Address of                     Beneficial Ownership as of          Percent of
   of Stock                Beneficial Owner                          March 27, 2000 (1)                 Class
   --------                ----------------                          ------------------                 -----
Common              ROBERT A. BELFER**                                  10,517,830(2)                  33.2 %
Convertible         767 Fifth Avenue, 46th Floor
  Preferred         New York, New York  10153                              546,000(3)                  13.7 %(14)
Common              RENEE E. BELFER                                      3,732,818(4)                  12.0 %
                    767 Fifth Avenue, 46th Floor
                    New York, New York  10153
Common              LAURENCE D. BELFER**                                 2,770,606(5)                   8.9 %
                    767 Fifth Avenue, 46th Floor
                    New York, New York  10153
Common              JACK SALTZ**                                         2,111,375(6)                   6.8 %
Convertible         767 Fifth Avenue, 46th Floor
  Preferred         New York, New York  10153                               60,000                      1.5 %(14)
Common              SALTZ INVESTMENT GROUP                               1,883,223                      6.1 %
                    767 Fifth Avenue, 46th Floor
                    New York, New York  10153
Common              ROBERT A. BELFER DESCENDANT'S TRUST                  1,642,040                      5.3 %
                    (FORMERLY 1983 GRANTOR TRUST)
                    767 Fifth Avenue, 46th Floor
                    New York, New York  10153
Common              JOINT ENERGY DEVELOPMENT                             1,666,667(7)                   5.4 %
                    INVESTMENTS LIMITED PARTNERSHIP
                    1400 Smith Street
                    Houston, TX  77002
Common              DOMINICK J. GOLIO                                      211,362(8)                   *
Common              GRANT HENDERSON**                                      180,258(9)                   *
Convertible
  Preferred                                                                  2,000                      *    (14)
Common              SHIV SHARMA                                            323,054(10)                  1.0 %
Common              GRAHAM ALLISON**                                        50,000(11)                  *
Common              DANIEL C. ARNOLD**                                      46,000(11)(12)              *
Common              ALAN D. BERLIN**                                        11,500(11)                  *
Common              GEORGIANA H. SHELDON-SHARP**                            13,500(11)                  *
Common              ALL DIRECTORS AND EXECUTIVE OFFICERS AS             16,322,105(13)                 50.8 %
                    A GROUP

-------------------------------------------
*      Less than 1%
**     Director

(1) Under the regulations of the Securities and Exchange Commission, shares are deemed to be "beneficially owned" by a person if he or she directly or indirectly has or shares the power to vote or dispose of such shares, whether or not he or she has any pecuniary interest in such shares, or if he or she has the right to acquire the power to vote or dispose of such shares within 60 days, including any right to acquire such power through the exercise of any option, warrant or right.
(2) Does not include shares owned by Robert A. Belfer's spouse, or certain trusts of which his children or grandchildren are beneficiaries, totaling 5,374,858 shares, of which he disclaims beneficial ownership. Includes 620,000 shares held by Robert A. Belfer as Trustee of the Robert A. and Renee E. Belfer Family Foundation of which he disclaims beneficial ownership. Includes 546,000 shares of Preferred Stock convertible into Common Stock at a conversion rate of 1.1292 shares of Common Stock for each share of Preferred Stock.
(3) Includes 140,000 shares of Preferred Stock owned by A & B Investors, Inc. of which Mr. Belfer is a 50% owner. Does not include 18,000 shares of Preferred Stock owned by Robert A. Belfer's spouse.
(4)    Renee E. Belfer is the spouse of Robert A. Belfer and mother of Laurence
       D. Belfer. Includes 906,892 shares held by trusts of which Renee E. Belfer is sole trustee and the beneficiaries of which are her children. Includes 18,000 shares of Preferred Stock convertible into Common Stock at a conversion rate of 1.1292 shares of Common Stock for each share of Preferred Stock.
(5) Includes (i) 557,674 shares held by a trust of which Laurence D. Belfer is sole trustee and the beneficiaries of which are Laurence D. Belfer and his two sisters and (ii) options to purchase 84,000 shares of Common Stock.
(6) Includes 1,883,223 shares held by Saltz Investment Group, LLC, a limited liability company of which Mr. Saltz is sole managing director and 150,400 shares held by the Jack and Anita Saltz Foundation, Inc. of which Mr. Saltz is the trustee. Does not include 259,654 shares held by trusts of which Mr. Saltz's wife is trustee and the beneficiaries of which are his children, and of which he disclaims beneficial ownership. Includes options to purchase 10,000 shares of Common Stock pursuant to the 1996 Nonemployee Directors' Stock Option Plan. Includes 60,000 shares of Preferred Stock convertible into Common Stock at a conversion rate of
       1.1292 shares of Common Stock for each share of Preferred Stock.
(7) Represents 1,666,667 Warrants to purchase 1,666,667 shares of Common Stock at an exercise price of $27.50 per share of Common Stock.
(8) Includes options to purchase 47,000 shares of Common Stock. Includes 6,150 shares owned by Dominick J. Golio's spouse and children, of which he disclaims beneficial ownership.
(9) Includes (i) 2,000 shares of Preferred Stock convertible into Common Stock at a conversion rate of 1.1292 shares of Common Stock for each share of Preferred Stock and (ii) options to purchase 48,000 shares of Common Stock.
(10)   Includes options to purchase 35,000 shares of Common Stock.
(11) Includes options to purchase 10,000 shares of Common Stock pursuant to the 1996 Nonemployee Directors' Stock Option Plan.
(12) Includes 25,000 shares owned by three limited partnerships of which Mr. Arnold is the Managing General Partner and has shared voting and investment power.
(13) Does not include 3,997,852 shares owned by the spouses of the directors and executive officers as a group. If included, the total number of shares owned by the directors and executive officers as a group would be 20,319,957 which would constitute 63.3% of the class of stock.
(14)   Based on 3,971,300 shares of Preferred Stock outstanding.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers and persons who beneficially own more than 10% of the Common Stock to file reports of ownership and subsequent changes with the Securities and Exchange

Commission. The Company believes that all reports required to be filed by such persons under Section 16(a) with respect to 1999 transactions have been timely filed, except Mr. Graham Allison did not timely report certain purchases in May 1999. These purchases were reported on a June 1999 Form 4.

                             EXECUTIVE COMPENSATION
                              AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

       The following table sets forth for the fiscal years ending December 31, 1997, 1998 and 1999, the cash compensation of (i) the Company's chief executive officer and (ii) the other four most highly compensated executive officers of the Company (collectively, the "Named Executive Officers").

                                                        ANNUAL                  LONG-TERM COMPENSATION
                                                     COMPENSATION                       AWARDS
                                               -----------------------     --------------------------------
                                                                                               SECURITIES
                                                                                               UNDERLYING
                                                                           RESTRICTED STOCK   OPTIONS/SARS       ALL OTHER
NAME AND PRINCIPAL POSITION         YEAR       SALARY ($)     BONUS($)      AWARDS ($)(1)     (# OF SHARES)   COMPENSATION ($)
---------------------------         ----       ----------     --------      --------------    -------------   ----------------
ROBERT A. BELFER                    1999        $180,000        --                   --           --             $8,010(2)
   Chairman of the Board and
     Chief Executive Officer
                                    1998        $180,047        --                   --           --             $5,610(3)
                                    1997        $179,769        --                   --           --             $4,800(4)

LAURENCE D. BELFER                  1999        $251,923        --              $97,500(5)       40,000          $8,100(6)
   Vice Chairman and
     Chief Operating Officer
                                    1998        $186,923        --                   --          40,000          $8,100(6)
                                    1997        $179,769        --                   --          40,000          $4,800(4)

GRANT W. HENDERSON                  1999        $257,692        --             $551,250(8)      100,000          $8,100(6)
   President
                                    1998        $224,306        --             $225,000(9)      100,000          $8,100(6)
                                    1997 (7)     $18,750      $11,420                --          20,000              --

DOMINICK J. GOLIO                   1999        $253,077        --             $129,375(10)      20,000          $8,100(6)
   Senior Vice President -
   Finance, Chief Financial
   Officer, Secretary and
   Treasurer
                                    1998        $233,416        --              $81,250(11)      50,000          $6,863(12)
                                    1997        $182,231      $10,000                --          20,000          $4,800(4)


SHIV K. SHARMA                      1999        $224,539        --              $48,750(13)      10,000          $8,100(6)
   Senior Vice President-
   Engineering
                                    1998        $212,482        --                   --          10,000          $5,691(14)
                                    1997        $206,539        --                   --          15,000          $4,800(4)

------------------------------

(1) Each of the grants of restricted stock vest 20% per year beginning at the first anniversary date of the grant. Holders of restricted stock are entitled to receive dividends, if and when declared by the Board of Directors. As of December 31, 1999, the Named Executive Officers had the following number of restricted shares having a value (based on the closing price of the Company's unrestricted common stock at December 31, 1999 of $5.50) as follows: Laurence D. Belfer, 20,000 shares, value $110,000; Dominick J. Golio 55,000 shares, value $302,500; Grant W. Henderson 130,000 shares, value $715,000; Shiv K. Sharma 15,000 shares, value $82,500.
(2) This amount includes $7,200 contributed by the Company under the Company's 401(k) profit sharing plan and $810 paid by the Company for life insurance premiums.
(3) This amount includes $4,800 contributed by the Company under the Company's 401(k) profit sharing plan and $810 paid by the Company for life insurance premiums.

(4) Represents the amount contributed or accrued by the Company under the Company's 401(k) profit sharing plan.
(5) This dollar amount was calculated by multiplying the number of shares of restricted stock granted (20,000) by the closing market price of the Company's unrestricted common stock on March 1, 1999 ($4.875), the date of the grant.
(6) This amount includes $7,200 contributed by the Company under the Company's 401(k) profit sharing plan and $900 paid by the Company for life insurance premiums.
(7) Mr. Henderson's compensation for 1997 only includes compensation after November 26, 1997, the date the Company acquired Coda Energy, Inc., the former employer of Mr. Henderson.
(8) This dollar amount was calculated by multiplying the number of shares of restricted stock granted (100,000 and 10,000) by the closing market price of the Company's unrestricted common stock on March 1, 1999 ($4.875) and November 1, 1999 ($6.375), the dates of the grants.
(9) This dollar amount was calculated by multiplying the number of shares of restricted stock granted (10,000 and 10,000) by the closing market price of the Company's unrestricted common stock on April 7, 1998 ($16.25) and November 2, 1998 ($6.25), the dates of the grants.
(10) This dollar amount was calculated by multiplying the number of shares of restricted stock granted (20,000 and 5,000) by the closing market price of the Company's unrestricted common stock on March 1, 1999 ($4.875) and November 1, 1999 ($6.375), the dates of the grants.
(11) This dollar amount was calculated by multiplying the number of shares of restricted stock granted (5,000) by the closing market price of the Company's unrestricted common stock on April 7, 1998, the date of the grant ($16.25).
(12) This amount includes $6,000 contributed by the Company under the Company's 401(k) profit sharing plan and $863 paid by the Company for life insurance premiums.
(13) This dollar amount was calculated by multiplying the number of shares of restricted stock granted (10,000) by the closing market price of the Company's unrestricted common stock on March 1, 1999, the date of the grant ($4.875).
(14) This amount includes $4,800 contributed by the Company under the Company's 401(k) profit sharing plan and $891 paid by the Company for life insurance premiums.

STOCK OPTIONS GRANTED IN 1999

         The following table contains certain information concerning Incentive Stock Options and Non- Statutory Stock Options to purchase Common Stock granted in fiscal 1999, pursuant to the Company's 1996 Stock Incentive Plan, to the Named Executive Officers.

                                                                                       POTENTIAL REALIZABLE VALUE AT
                                                                                       ASSUMED ANNUAL RATES OF STOCK
                                                                                       PRICE APPRECIATION FOR OPTION
                                 INDIVIDUAL GRANTS                                               TERM (2)
----------------------------------------------------------------------------------     -----------------------------
                           NUMBER OF      % OF TOTAL
                          SECURITIES        OPTIONS
                          UNDERLYING      GRANTED TO     EXERCISE OR
                            OPTIONS        EMPLOYEES     BASE PRICE     EXPIRATION
         NAME            GRANTED(#)(1)      IN 1999       ($/SHARE)        DATE            5%($)        10%($)
         ----            -------------      -------       ---------        ----            -----        ------
Robert A. Belfer            --                --             --             --              --             --

Laurence D. Belfer         22,288(3)          5.8%         $4.8750        3/1/09          $68,332       $173,166
                           17,712(4)          4.6%         $5.3625        3/1/09          $45,668       $128,979

Grant W. Henderson        100,000(5)         26.1%         $4.8750        3/1/09         $306,586       $776,949

Dominick J. Golio          20,000(6)          5.2%         $4.8750        3/1/09          $61,317       $155,390

Shiv K. Sharma             10,000(7)          2.6%         $4.8750        3/1/09          $30,659        $77,695

------------------
(1) The options expire 10 years from the date of grant and vest 20% on the first and each succeeding one year anniversary of the date of the grant. All options were granted under Company's 1996 Stock Incentive Plan.
(2) Calculated based upon the indicated rates of appreciation, compounded annually, from the date of grant to the end of each option term. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved. The calculation does not take into account the effects, if any, of provisions of the option plan governing termination of options upon employment termination, transferability or vesting.
(3)      Represent non-statutory stock options.
(4)      Represent incentive stock options.
(5) 20,000 are incentive stock options; 80,000 are non-statutory stock options.
(6) 4,000 are incentive stock options; 16,000 are non-statutory stock options.
(7) 6,000 are incentive stock options; 4,000 are non-statutory stock options.

STOCK OPTION YEAR-END VALUES

         No options were exercised by the Company's named executive officers during the fiscal year ended December 31, 1999. The following table sets forth information about the unexercised options to purchase Common Stock held by the Named Executive Officers at December 31, 1999.


                               NUMBER OF SECURITIES UNDERLYING              VALUE OF UNEXERCISED IN-THE-MONEY
NAME                          UNEXERCISED OPTIONS AT 12/31/99(#)               OPTIONS AT 12/31/99 ($) (1)
----                       ----------------------------------------       --------------------------------------
                             EXERCISABLE           UNEXERCISABLE           EXERCISABLE          UNEXERCISABLE
                           ----------------      ------------------       --------------      ------------------

ROBERT A. BELFER                  --                      --                    --                      --
LAURENCE D. BELFER             60,000                 120,000                   --                  $16,365
GRANT W. HENDERSON             28,000                 192,000                   --                  $62,500
DOMINICK J. GOLIO              36,000                  84,000                   --                  $12,500
SHIV K. SHARMA                 26,000                  39,000                   --                   $6,250

---------------------------

(1) The value of each in-the-money stock option is equal to the difference between the closing price of the Common Stock on the New York Stock Exchange on December 31, 1999 of $5.50 and the per share exercise price of the stock option.

DIRECTOR COMPENSATION

         Pursuant to the Company's 1996 Nonemployee Directors' Stock Option Plan (the "Directors' Plan"), directors of the Company who are not officers or employees of the Company or any of its subsidiaries ("Non-Employee Directors") each receive, as of the date of each annual meeting of the shareholders of the Company, a nonqualified stock option to purchase 6,000 shares of Common Stock. Each option has an exercise price equal to the fair market value of the Common Stock on the New York Stock Exchange on the date of grant. The exercise price may be paid in cash, in shares of Common Stock having a fair market value equal to the purchase price thereof, or by a combination of such means of payment. The number of shares covered by each option and the exercise price per share will be proportionately adjusted in the event of a stock split, reverse stock split, stock dividend, or similar capital adjustment effected without receipt of consideration by the Company. The aggregate number of shares of Common Stock that may be issued pursuant to the exercise of options granted under the Directors' Plan cannot, on the date of the grant of any such option, exceed an amount equal to 0.5% of the number of then outstanding shares of Common Stock.

Shares issuable pursuant to the Directors' Plan may be authorized but unissued shares or reacquired shares, and the Company may purchase shares required for this purpose.

         Options granted under the Directors' Plan have a maximum term of ten years and vest in three equal annual installments beginning on the first anniversary of the date of grant. Upon the occurrence of a "Change of Control" (defined in the Directors' Plan) while a Non-Employee Director is a member of the Board of Directors, or in the event that a Non-Employee Director's membership on the Board of Directors terminates by reason of death or disability, each option then held by such Non-Employee Director will be exercisable in full.

         Pursuant to the Directors' Plan each Non-Employee Director received an option to purchase 6,000 shares of Common Stock at the 1999 annual meeting of shareholders of the Company. Therefore, on May 18, 1999, each of Messrs. Arnold, Berlin, Saltz, Dr. Allison and Ms. Sheldon-Sharp were granted an option to purchase 6,000 shares of Common Stock at an exercise price of $7.5625 per share (the fair market value of the Common Stock on the New York Stock Exchange on such date) pursuant to the Directors' Plan.

         During 1999, each Non-Employee Director of the Company received an annual retainer of $10,000 payable quarterly in arrears, and was reimbursed for expenses incurred in attending meetings of the Board of Directors and committees thereof.

EMPLOYMENT AGREEMENTS

         Mr. Grant W. Henderson has an employment agreement (the "Employment Agreement") with the Company which became effective on February 16, 1996. The Employment Agreement is for a period of five years from February 16, 1996 and provides for the payment of a base salary, together with other benefits generally available to employees of the Company, and a position with the Company.

         The Employment Agreement provides that Mr. Henderson would receive his salary for the remaining term of his Employment Agreement if the Company were to terminate him other than for cause. The Employment Agreement provides that Mr. Henderson agrees not to compete with the Company for a period of six months after his voluntary termination or termination for cause.

COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE REPORTS ON EXECUTIVE COMPENSATION

         The Compensation Committee's principal duties are to determine the salaries of the officers of the Company.

         EXECUTIVE COMPENSATION. The Committee believes that compensation of executive officers should not only be adequate to attract, motivate and retain competent executive personnel, but should also serve to align the interests of executive officers with those of shareholders. To achieve these ends, in addition to a competitive base salary, the Company has adopted long-term incentive compensation plans that are dependent upon the performance of the Company's Common Stock. The Compensation Committee does not currently intend to award levels of compensation that would result in a limitation on the deductibility of a portion of such compensation for federal income tax purposes pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"); however, the Compensation Committee may authorize compensation that results in such limitations in the future if it determines that such compensation is in the best interest of the Company.

         BASE SALARY. While the Committee believes it is crucial to provide salaries within a competitive market range in order to attract and retain managers who are highly talented, the Committee has established a philosophy of generally providing moderate base salaries together with significant incentive compensation opportunities, primarily in the form of restricted stock and stock options, in order to strongly emphasize pay-for-performance and align executive and shareholder economic returns. The specific competitive markets considered in determining base salaries depend on the nature and level of the positions in question and the labor markets from which qualified individuals would be recruited. The Committee intends to review the executive group's salaries on an annual basis and adjust them if they deviate substantially from salary levels implied by market data.

         STOCK INCENTIVE PLAN AND PERFORMANCE UNIT PLAN. The Stock Incentive Plan and Performance Unit Plan are administered by the Stock Option Committee.

                  STOCK INCENTIVE PLAN The Company's Stock Incentive Plan authorizes the Stock Option Committee to award (the "Award") incentive stock options, nonstatutory stock options and restricted stock to employees of the Company. The aggregate maximum number of shares that may be issued pursuant to Awards granted under the Plan is currently 2,250,000 shares of Common Stock. The Board has approved an amendment, subject to shareholder approval at the Annual Meeting, to increase the aggregate maximum number of shares that may be issued pursuant to Awards granted under the Plan to 3,250,000. See "Proposal II - Approval of Amendment to the 1996 Stock Incentive Plan." The Committee generally grants incentive stock options; however, in the case of the value of a grant of stock options totaling more than $100,000, the Stock Option Committee will grant the remainder as non-statutory stock options, both at an exercise price equal to the fair market value of the Company's Common Stock on the date of the grant. Options generally have ten-year terms, with exercise restrictions that lapse over a five-year period.

                  The Stock Option Committee also grants awards of Restricted Stock which are shares of Common Stock that are subject to forfeiture under the circumstances specified by the Committee at the time of the award of such shares.

                  Stock option grants are designed to align the long-term interests of the Company's employees with those of its shareholders by directly linking compensation to shareholder return, as well as by enabling employees to develop and maintain a significant, long-term equity ownership position in the Company. During 1999, options were granted to Messrs. Laurence D. Belfer, Dominick J. Golio, Grant W. Henderson and Shiv K. Sharma for the foregoing reasons and to provide such Named Executive Officers with further incentive with respect to the Company's future performance.

                  PERFORMANCE UNIT PLAN The Company's Performance Unit Plan was terminated in 1999. No Performance Units were granted in 1999.

         401(k) PLAN. Under the Company's 401(k) profit sharing plan, eligible employees are permitted to defer receipt of up to 15% of their compensation (subject to certain limitations imposed under the Code). The plan provides that a 50% match or a 75% match (depending on tenure with the Company) of up to 6% of employee deferrals may be made by the Company in cash. The amounts held under the plan are to be invested among various investment funds maintained under the plan in accordance with the directions of each participant.

         Salary deferral contributions are 100% vested. Matching contributions are vested over a period of five years at the rate of 20% per year (except that certain employees are 100% vested because of a grandfathering provision). If a participant terminates employment with the Company after attaining age 65 or by reason of death or disability, however, the participant will be fully vested in his or her share of Company matching contributions. Participants or their beneficiaries are entitled to payment of vested benefits upon termination of employment. In addition, hardship distributions to participants under the plan depends on the level of the participant's elective deferrals under the plan, the amount of company matching contributions made to the plan and the performance of the investment funds maintained under the plan in which contributions are invested.

         CHIEF EXECUTIVE OFFICER COMPENSATION. The Company's executive compensation philosophy for the compensation of the Company's Chief Executive Officer, Robert A. Belfer, is a competitive, but conservative, base salary.

Compensation Committee               Stock Option Committee
----------------------               ----------------------

Robert A. Belfer                     Alan D. Berlin
Alan D. Berlin                       Jack Saltz
Jack Saltz

TRANSACTIONS WITH MANAGEMENT AND CERTAIN SHAREHOLDERS

         Set forth below is a description of certain transactions entered into between the Company and certain of its officers, directors and shareholders.

         The Company has entered into a substantial portion of its natural gas and crude oil commodity swap agreements and option agreements with Enron North America Corp. (formerly known as Enron Capital & Trade Resources Corp.) ("ENA"), a wholly owned subsidiary of Enron Corp. Mr. Robert A. Belfer is a member of the Board of Directors of Enron Corp. These agreements were entered into in the ordinary course of business of the Company and are on terms that the Company believes are no less favorable than the terms of similar arrangements with third parties. Pursuant to the terms of these agreements the Company paid ENA a net amount of approximately $4.1 million in fiscal year 1999. The amount of future payments (as well as whether payments will be made by the Company to ENA or vice versa) is affected by fluctuations in energy commodity prices. The Company believes that it and ENA will continue to enter into similar arrangements throughout 2000.

         The Company sells, from time to time, crude oil products to Enron Reserve Acquisition Corp. and EOTT Energy Operating Limited Partnership (both of which are subsidiaries of Enron Corp.) on a competitive basis.

         The Company pays Robert A. Belfer, Chairman of the Board and Chief Executive Officer, a fee of $258,000 per annum for office space and services provided through such office. This fee is indexed to the consumer price index. The fee is based on the actual cost of such office space pro-rated to the amount utilized in Company operations. The Company believes the fee compares favorably to the terms which might have been available from a non-affiliated party.

         Certain officers and employees of the Company have loans outstanding to the Company. These loans were made to enable such persons to finance their purchase of interests in oil and gas properties prior to the initial public offering of the Company's Common Stock (the "Offering"). As part of the Offering such persons were issued shares of Common Stock in exchange for their interests. The loans remain outstanding and are secured by certain of such shares of Common Stock. The loans have been modified to provide for final maturity on July 1, 2001, and all outstanding principal will be due at such date. The loans may be prepaid at any time at the option of the borrower. The interest rate on each of the loans is 5.5%. The officers of the Company who have received such loans, and the principal amounts of their loans plus accrued interest as applicable as of December 31, 1999 are as follows: Dominick J. Golio -- $348,032, Shiv K. Sharma -- $494,254, and George Sheffer -- $118,247.

         The officers of the Company have other business positions that they will continue to pursue independent of the Company; however, none of these interests are related to the oil and gas business of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee of the Board of Directors consists of Robert
A. Belfer, Alan D. Berlin and Jack Saltz. Robert A. Belfer is Chairman of the Board of Directors and Chief Executive Officer of the Company. During 1999 there were no compensation committee interlocks between the Company and any other entity. For a description of transactions in 1999 with Robert A. Belfer, see "Transactions with Management and Certain Shareholders" above.

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

         As required by applicable rules of the Securities and Exchange Commission, the performance graph shown below was prepared based on the following assumptions:

         1. $100 was invested in the Company's Common Stock, the S&P 500 and the Peer Group (as defined below) on March 25, 1996 at the initial public offering price of the Company's Common Stock of $19.00 per share and the closing price of the stocks comprising the S&P 500 and the Peer Group, respectively, on such date. The Company's Common Stock began trading on the New York Stock Exchange on March 26, 1996.
         2. Peer group investment is weighted based upon the market capitalization of each individual company within the peer group at the beginning of the period.
         3.       Dividends are reinvested on the ex-dividend dates.

         The companies that comprise the Company's peer group (the "Peer Group") are as follows: Barrett Resources Corporation, Cabot Oil & Gas Corp., Chesapeake Energy Corp., Cross Timbers Oil Co., Denbury Resources, Inc., Forest Oil Corporation, HS Resources, Inc., Nuevo Energy Company, Range Resources Corporation, and Vintage Petroleum Inc. Seagull Energy Corp., a former Peer Group member, was acquired by Ocean Energy, Inc. during 1999 and is therefore no longer included in the Peer Group.

                    COMPARISON OF CUMULATIVE TOTAL RETURNS*


                                    [GRAPH]


                                March 1996       1996           1997           1998        1999
                                ----------      -------        -------       -------      -------
Belco Oil & Gas                   $100.00       $144.08         $99.01        $29.28       $28.95
S&P 500                           $100.00       $117.82        $157.12       $202.03      $244.54
Peer Group                        $100.00       $173.23        $133.87        $62.24       $85.37

* TOTAL RETURN BASED ON $100 INITIAL INVESTMENT & REINVESTMENT OF DIVIDENDS

                  SHAREHOLDER PROPOSALS FOR ANNUAL MEETING 2001

         Shareholder proposals intended to be presented at the 2001 Annual Meeting and to be included in the Company's Proxy Statement must be received at the Company's executive offices, 767 Fifth Avenue, 46th Floor, New York, New York 10153, no later than December 15, 2000.

         However, a shareholder who otherwise intends to present business at the 2001 Annual Meeting of shareholders must also comply with the requirements set forth in the Company's Bylaws. The Bylaws state, among other things, that to bring business before an annual meeting, a shareholder must give written notice that complies with the Bylaws to the Secretary of the Company not less than 90 days in advance of the anniversary date of the immediately preceding Annual Meeting. Thus, a notice of a shareholder proposal for the 2001 annual meeting of shareholders, submitted other than pursuant to Rule 14a-8, will be untimely if given after February 15, 2001. As to any such proposals, the proxies named in management's proxy for that meeting will be entitled to exercise their discretionary authority on that proposal unless the Company receives notice of the matter to be proposed before February 15, 2001.

Even if proper notice is received on a timely basis, the proxies named in management's proxy for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising shareholders of such proposal and how they intend to exercise their discretion to vote on such matter to the extent permitted under Rule 14a-4(c)(2) of the Securities Exchange Act of 1934, as amended.

                                           By Order of the Board of Directors



                                           DOMINICK J. GOLIO
                                           Secretary

April 7, 2000

                                   EXHIBIT A

                               FIRST AMENDMENT TO
                              BELCO OIL & GAS CORP.
                            1996 STOCK INCENTIVE PLAN

The Belco Oil & Gas Corp. 1996 Stock Incentive Plan (the "Stock Incentive Plan") is hereby amended as of March 28, 2000 (subject to the approval of the stockholders of Belco Oil & Gas Corp.) as follows:

1. All capitalized terms used herein but not defined herein shall have the meaning set forth in the Stock Incentive Plan.

2. Paragraph V.(a) is hereby amended by deleting in its entirety the second sentence of such Paragraph V.(a) and substituting in lieu thereof the following:

                  "Subject to Paragraph IX, the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 3,250,000."

3. Except as expressly amended hereby, the Stock Incentive Plan continues to remain in full force and effect in accordance with its terms.

1.  Election of Directors

       FOR all nominees       WITHHOLD AUTHORITY to vote             *EXCEPTIONS
       listed below           for all nominees listed below
              [ ]                         [ ]                             [ ]

Nominees: GRAHAM ALLISON, DANIEL C. ARNOLD, ROBERT A. BELFER, LAURENCE D. BELFER, ALAN D. BERLIN, GRANT W. HENDERSON, JACK SALTZ (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)
*Exceptions

--------------------------------------------------------------------------------

2. To approve an amendment to the Belco Oil & Gas Corp. 1996 Stock Incentive Plan to increase the number of shares of common stock issuable thereunder from 2,250,000 to 3,250,000.

       FOR  [ ]        AGAINST  [ ]       ABSTAIN  [ ]

3. To ratify the Board of Directors' appointment of Arthur Andersen LLP, independent public accountants, as the Company's auditors for the year ending December 31, 2000.

       FOR  [ ]        AGAINST  [ ]       ABSTAIN  [ ]

In their discretion the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

                                             Change of Address and       [ ]
                                             or Comments Mark Here

Please sign exactly as name or names appear hereon. When voting as attorney, executor, administrator, trustee or guardian, please give your full title as such; if by a corporation, by an authorized officer; if by a partnership, in partnership name by an authorized person. For joint owners, all co-owners must sign.

                                             Date: _______________________, 2000


                                  |          -----------------------------------
                                  |               Signature of Shareholder
                                  |
                    - - - - - - - |          -----------------------------------
                                             VOTES MUST BE INDICATED (X) IN
(PLEASE SIGN, DATE AND RETURN THIS PROXY     BLACK OR BLUE INK |X|
IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                              BELCO OIL & GAS CORP.
                          PROXY/VOTING INSTRUCTION CARD

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               OF BELCO OIL & GAS CORP. FOR THE ANNUAL MEETING ON
                                  MAY 16, 2000

         The undersigned appoints Laurence D. Belfer, Robert A. Belfer and Dominick J. Golio, and each of them, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of Belco Oil & Gas Corp. Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on May 16, 2000, and at any adjournment or postponement thereof, as indicated on the reverse side.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

                                                 BELCO OIL & GAS CORP.
                                                 P.O. BOX 11395
                                                 NEW YORK, NEW YORK 10203-0395